Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Mainz Biomed N.V.

We consent to the inclusion in the Form S-8 Registration Statement of Mainz Biomed N.V. (the “Company”), in which is incorporated by reference the company’s annual report in Form 20-F, our report dated May 2, 2022 relating to our audit of the statement of financial position as of December 31, 2020, and statement of comprehensive loss, shareholders’ equity (deficit) and cash flows for the year ended December 31, 2020.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

July 11, 2023